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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-A

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                 SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                               ALLEN TELECOM INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               DELAWARE                                     38-0290950
----------------------------------------               -------------------
(State of incorporation or organization)                  (IRS Employer
                                                       Identification No.)

 25101 Chagrin Boulevard, Beachwood, Ohio                      44122
-----------------------------------------              -------------------
(Address of principal executive offices)                     (Zip Code)


If this form relates to the                   If this form relates to the
registration of a class of                    registration of a class of
securities pursuant to                        securities pursuant to
Section 12(b) of the                          Section 12(g) of the
Exchange Act and is                           Exchange Act and is
effective pursuant to                         effective pursuant to
General Instruction A.(c),                    General Instruction A.(d),
please check the following                    please check the following
box. [X]                                      box. [ ]

Securities Act registration statement file number to which this form relates, (if applicable): ______________

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class             Name of each exchange on which
       to be so registered             each class is to be registered
       -------------------             ------------------------------

Rights to Purchase Preferred                  Pacific Exchange
-------------------------------        ------------------------------
Stock
-------------------------------        ------------------------------









Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                 Title of class



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ITEM 1.      DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
             --------------------------------------------------------

         On January 5, 1998, the Board of Directors of Allen Telecom Inc. (the "Company") declared a dividend distribution of one right (a "Right") for each share of Common Stock, par value $1.00 per share (the "Common Shares"), of the Company outstanding at the close of business on January 20, 1998 (the "Record Date"), pursuant to the terms of a Rights Agreement, dated as of January 20, 1998 (the "Rights Agreement"), between the Company and Harris Trust Company of New York, as Rights Agent. The Rights Agreement also provides, subject to specified exceptions and limitations, that Common Shares issued or delivered from the Company's treasury after the Record Date will be entitled to and accompanied by Rights. The Rights are in all respects subject to and governed by the provisions of the Rights Agreement, a copy of which (including all exhibits thereto) is filed as Exhibit 4.1 hereto and incorporated herein by this reference. A summary description of the Rights is set forth in Exhibit C to the Rights Agreement.

ITEM 2.      EXHIBITS.
             ---------

             Exhibit
             Number           Exhibit
             -------          -------

              4.1 Rights Agreement (including a Form of Certificate of Designation of Series C Junior Participating Preferred Stock as Exhibit A thereto, a Form of Right Certificate as Exhibit B thereto and a Summary of Rights to Purchase Preferred Stock as Exhibit C thereto)

              99.1            Form of letter to stockholders, dated January
                              20, 1998

              99.2            Press release, dated January 5, 1998



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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      ALLEN TELECOM INC.



                                      By:    /s/ McDara P. Folan, III
                                           --------------------------------
                                           Name: McDara P. Folan, III
                                           Title:Vice President,Secretary
                                                    and General Counsel

Dated:  January 9, 1998


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                                INDEX TO EXHIBITS


        EXHIBIT
        NUMBER          Exhibit
        -------         -------

          4.1 Rights Agreement (including a Form of Certificate of Designation of Series C Junior Participating Preferred Stock as Exhibit A thereto, a Form of Right Certificate as Exhibit B thereto and a Summary of Rights to Purchase Preferred Stock as
                        Exhibit C thereto)

         99.1           Form of letter to stockholders, dated January 20,
                        1998

         99.2           Press release, dated January 5, 1998





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